Exhibit 10.25
* Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.
First Amendment
to the
Lump Sum Design-Build Agreement
between
Homeland Energy Solutions, LLC
and
Fagen, Inc.
dated July 6, 2007
This First Amendment (“Amendment) to the Lump Sum Design-Build Agreement dated July 6, 2007 (the “Agreement”) is made and entered into by and between Homeland Energy Solutions LLC (“Owner”) and Fagen, Inc. (“Design-Builder”) effective as of the Effective Date of the Agreement.
RECITALS:
A.	Fagen and Owner desire to amend the Agreement to the benefit of each party.
B.	In exchange for an increase in the Contract Price, Fagen agrees to accept Notice to Proceed earlier than required per the terms of the Agreement.
NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:
1. Section 6.2 of the Agreement is amended and restated in its entirety as follows:
6.2 Notice to Proceed; Commencement. The Work shall commence following Design-Builder’s receipt of Owner’s written valid notice to proceed (“Notice to Proceed”) unless the Parties mutually agree otherwise in writing. The Parties agree that a valid Owner’s Notice to Proceed cannot be given until: (1) Owner has title to the real estate on which the Project will be constructed; (2) Owner completes, to Design-Builder’s satisfaction, the Phase I Site work including temporary power, potable water, ditches cut, and storm drains in, either fermentation or process area must have geopiers installed, if required, tile must be put in as required, and parking lots, grains areas, construction trailer areas, covered aggregate roads and laydown areas must be provided per Design-Builder’s specifications, and redline drawings have been reviewed and deemed adequate by Design-Builder; (3) Owner has executed side-letter agreements with Design-Builder for the construction of the required water pre-treatment system and fire protection system in accordance with Exhibit C; (4) the air permit(s) and/or other applicable local, state or federal permits necessary so that construction can begin, as listed on Exhibit G, have been obtained; (5) Owner has obtained Financial Closing and delivered a certificate of financial closing executed by Owner and Lenders in the form attached hereto as Exhibit P pursuant to Section 4.3; (6) if applicable, Owner has executed a sales tax exemption certificate and provided the same to Design-Builder; (7) Owner has provided the name of its property/all-risk insurance carrier and the specific

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requirements for fire protection; (8) Owner has, in accordance with Section 17.4.5, provided insurance certificates or copies of insurance policies demonstrating that Owner has obtained the insurance policies required pursuant to Section 17.4 hereof and naming additional insureds and protecting other interests as prescribed in Section 17.4, and (9) Design-Builder provides Owner written notification of its acceptance of the Notice to Proceed. Owner and Design-Builder mutually agree that time is of the essence with respect to the dates and times set forth in the Contract Documents. Owner must complete the prerequisites to the issuance of a valid Notice to Proceed, as listed in items number (1) through (8) of this Section 6.2 and submitted a Notice to Proceed, to Design-Builder for Design-Builder’s acceptance by December 31, 2007; otherwise, this Agreement may be terminated, at Design-Builder’s sole option. If Design-Builder chooses to terminate this Agreement pursuant to its right under the immediately preceding sentence, then Design-Builder shall have no further obligations hereunder.
2. Sections 9.1, 9.2, and 9.2.1 of the Agreement shall be deleted in their entirety and replaced with the following 9.1, 9.2, 9.2.1., and 9.3:
9.1 Contract Price.
Subject to any adjustments as provided herein, as full consideration to Design-Builder for full and complete performance of the Work and all costs incurred in connection therewith, Owner shall pay Design-Builder in accordance with the terms of this Agreement, the sum of One Hundred Twenty Million Dollars ($120,000,000.00) (“Contract Price”), subject to adjustments made in accordance with this Agreement. The Contract Price does not include the water pre-treatment system and the fire protection system which shall be provided by Design-Builder pursuant to a separate side-letter agreement executed by Owner and Design-Builder at Design-Builder’s standard time plus material rates during the relevant time period and at the relevant locale. Owner acknowledges that it has taken no action which would impose a union labor or prevailing wage requirement on Design-Builder, Owner or the Project. The Parties acknowledge and agree that if after the date hereof, an Owner’s action, a change in Applicable Law, or a Governmental Authority acting pursuant to a change in Applicable Law shall require Design-Builder to employ union labor or compensate labor at prevailing wages, the Contract Price shall be adjusted upwards to include any increased costs, of any kind or nature, associated with such labor or wages including but not limited to site security and personnel costs. Such adjustments shall include, but not be limited to, increased labor, subcontractor, and material and equipment costs resulting from any union or prevailing wage requirement; provided, however, that if an option is made available to either employ union labor, or to compensate labor at prevailing wages, such option shall be at Design-Builder’s sole discretion and that if such option is executed by Owner without Design-Builder’s agreement, Design-Builder shall have the right to terminate this agreement and shall be entitled to compensation pursuant to Section 15.3.1 hereof.
9.2 Effect of Cost Increase on Contract Price.
The Contract Price shall be subject to adjustment by Design-Builder as follows:

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9.2.1 Construction Cost Index Increase. The Baseline Index for this Agreement shall be 7540.38 (September 2005) (“Baseline Index”). The Baseline Index is based on the Construction Cost Index published by Engineering News-Record Magazine (“CCI”). If valid Notice to Proceed is given to Design-Builder on or prior to November 30, 2007, there shall be no adjustment of the Contract Price pursuant to this Section 9.2. If, however, valid Notice to Proceed is not given to Design-Builder on or before November 30, 2007, and between the Effective Date and the date on which a valid Notice to Proceed is given to Design-Builder the CCI increases over the Baseline Index, Design-Builder shall notify Owner in writing that it is adjusting the Contract Price and the Contract Price shall be increased by a percentage amount equal to the percentage increase in CCI.
9.3 Promissory Note. Design-Builder agrees to finance a portion of the Contract Price in the form of a progress payment credit to Owner on an Application for Payment as set forth in this Section 9.3 (hereinafter referred to as the “Progress Payment Credit”). The amount of the Progress Payment Credit shall be equal to the sum of: (i) $1,800,000; plus (ii) any increase in the Contract Price resulting from a change in the CCI should a valid Notice to Proceed be given after November 30, 2007. Owner agrees that all equity funds of Owner shall be utilized and paid towards Design-Builder’s Applications for Payment prior to issuance of the Progress Payment Credit. Owner shall provide written notice to Design-Builder when all equity funds of Owner have been utilized. Upon receipt of such notice and the executed Note (as defined herein), Design-Builder shall contemporaneously provide the Progress Payment Credit to the then unpaid balance of any issued Application for Payment and any excess amount to the next Application(s) for Payment. The Progress Payment Credit will be evidenced by a Subordinated Secured Promissory Note (the “Note”) substantially in the form attached hereto as Exhibit 1, which Note shall be secured by that Subordinated Mortgage substantially in the form attached hereto as Exhibit 2. Design-Builder agrees that the Note shall be subordinate to that construction and working capital financing obtained at Financial Closing and Design-Builder agrees to enter into a Subordination Agreement with Owner’s lender(s) that will provide for such subordination. Owner and Design-Builder further agree that Owner’s obligations under the Note shall be paid in full prior to any dividend or distribution being made by Owner to any of its members (such restriction shall not prohibit Owner from making regular debt service payments to Lender).

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3. Table 3 to Exhibit C of the Agreement is amended and replaced in its entirety with the following:
Table 3 Owner’s Milestones

Number Of Days To Be Completed
Owner’s Responsibilities	After Notice To Proceed
Temporary Electrical Service In Place	0
Obtain Builder’s Risk policy in the amount of the Contract Price, obtain Boiler and Machinery Insurance, and obtain Terrorism Coverage per TRIA as long as it is required under Article 17 of the Agreement.	0
Phase II Owner Deliverables (as defined in Exhibit L)	30
Storm Water Permits Complete: Modify the existing storm water discharge permit to reflect the ethanol plant, if required.	60
Natural Gas/Propane Transportation / Storage Agreement Complete	90
Water Supply and Service Agreements Complete	90
Electrical Service Arrangement	90
Wastewater Discharge System Complete	180
TTB Operating Permits Complete	200
Discharge Permits Complete	200
Pumphouse/Water System Complete	305
Fire Protection System Complete	305
Paving (Plant Roads) Complete	90 days prior to SC
Rail Spur Complete	90 days prior to SC
Permanent Electrical Service Complete	60 days prior to SC
Maintenance and Power Equipment Onsite (Table 2)	60 days prior to SC
Employees Hired and Ready for Training	60 days prior to SC
Natural Gas Pipeline/Delivery System Complete	60 days prior to SC
//Remainder of page intentionally left blank.//

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4. Exhibit E to the Agreement shall be amended and replaced in its entirety with the following Schedule of Values:
EXHIBIT E
Schedule of Values
Schedule of Values for:
HOMELAND ENERGY SOLUTIONS
New Hampton, IA
100 MGY Dry Grind Ethanol Plant

DESCRIPTION

1	MOBILIZATION		$20,000,000
2	ENGINEERING	$	[*]
3	GENERAL CONDITIONS	$	[*]
4	SITEWORK	$	[*]
5	CONCRETE	$	[*]
6	MASONRY / ARCHITECTURAL	$	[*]
7	STRUCTURAL STEEL — MISC. METALS	$	[*]
8	PRE-ENGINEERED BUILDINGS	$	[*]
9	GRAIN HANDLING SYSTEM	$	[*]
10	PROCESS TANKS & VESSELS	$	[*]
11	FIELD ERECTED TANKS	$	[*]
12	HEAT EXCHANGERS	$	[*]
13	PROCESS EQUIPMENT	$	[*]
14	CENTRIFUGES	$	[*]
15	CHILLER	$	[*]
16	TRUCK SCALES & PROBE	$	[*]
17	ETHANOL LOADOUT & FLARE SYSTEM	$	[*]
18	COOLING TOWER	$	[*]
19	DRYER SYSTEM	$	[*]
20	THERMAL OXIDIZER	$	[*]
21	METHANATOR	$	[*]
22	PROCESS PIPING & VALVES	$	[*]
23	PAINTING	$	[*]
24	INSULATION	$	[*]
25	PLUMBING & HVAC	$	[*]
26	ELECTRICAL	$	[*]
27	START-UP	$	[*]
28	DEMOBILIZATION	$	[*]
$-

	TOTAL		$120,000,000
*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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5. Exhibit J to the Agreement shall be amended and replaced in its entirety with the following Draw Schedule:
Exhibit J
Draw Schedule
HOMELAND ENERGY SOLUTIONS
New Hampton, IA
Monthly Draw Schedule — 17 Month Project (515 Days)

Previously
Month #	This Month		Completed		Total
1	$	[*]	$	[*]	$	[*]
2	$	[*]	$	[*]	$	[*]
3	$	[*]	$	[*]	$	[*]
4	$	[*]	$	[*]	$	[*]
5	$	[*]	$	[*]	$	[*]
6	$	[*]	$	[*]	$	[*]
7	$	[*]	$	[*]	$	[*]
8	$	[*]	$	[*]	$	[*]
9	$	[*]	$	[*]	$	[*]
10	$	[*]	$	[*]	$	[*]
11	$	[*]	$	[*]	$	[*]
12	$	[*]	$	[*]	$	[*]
13	$	[*]	$	[*]	$	[*]
14	$	[*]	$	[*]	$	[*]
15	$	[*]	$	[*]	$	[*]
16	$	[*]	$	[*]	$	[*]
17	$	[*]	$	[*]		$120,000,000
$120,000,000
*** $20,000,000 Mobilization Fee included in 1st Billing DISCLAIMER: This Draw (Payment) Schedule is an illustrative estimate only and is not intended as actual payment amounts which will be based on Applications for Payment issued pursuant to Article 10 of this Agreement.
*Portion omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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This Amendment shall hereafter constitute part of the Contract Documents. All other terms and conditions of the Contract Documents shall remain in full force and effect, except as specifically modified by this Amendment. Any capitalized term not defined herein shall have the meaning set forth in the Agreement.
IN WITNESS WHEREOF, the undersigned have entered into and agreed to the foregoing First Amendment to the Lump Sum Design-Build Agreement as of the Amendment Effective Date set forth above.

OWNER:		DESIGN-BUILDER:
HOMELAND ENERGY SOLUTIONS LLC		FAGEN, INC.

By:	/s/ Stephen K. Eastman	By:	/s/ Roland “Ron” Fagen

	Authorized Representative		Authorized Representative

Title:	President	Title:	COO and Pres

7

Exhibit 1
Promissory Note
*Exhibit 1 omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

Exhibit 2
Mortgage
See attached.

9

WHEN RECORDED RETURN TO: Thomas D. Johnson, 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309, (515) 242-2400
SUBORDINATE MORTGAGE
FIXTURE FILING AND SECURITY AGREEMENT
THIS SUBORDINATE MORTGAGE, FIXTURE FILING AND SECURITY AGREEMENT (this “Mortgage” or “Subordinate Mortgage”) is made as of                     , 2008, by and between Homeland Energy Solutions, LLC, an Iowa limited liability company, whose address is 951 North Linn Avenue, New Hampton, Iowa 50659 (referred to herein as the “Mortgagor”), to FAGEN, INC., a Minnesota corporation, whose address is 501 W Highway 212, P.O. Box 159, Granite Falls, Minnesota 56241 (the “Mortgagee”), as the holder of the Promissory Note dated                     , 2008, in the aggregate principal amount of One Million Eight Hundred Thousand and 00/100ths Dollars ($1,800,000) (the “Note”) (The Mortgagor’s obligations under the Mortgage and Note are collectively referred to as the “Obligations”).
This Mortgage is junior and subordinate to the mortgage dated                     , granted by the Mortgagor in favor of                                         , given to secure a promissory note in the amount of $                     (the                      note, mortgage and related loan documents are collectively referred to as the “Senior Loan Documents”).
WITNESSETH:
Mortgagor will receive the benefit of the indebtedness herein recited, in that the proceeds of said indebtedness will be used to finance or refinance the acquisition and construction of improvements to the Property herein described which is owned by Mortgagor.
FOR GOOD AND VALUABLE CONSIDERATION, including securing payment of the Note in the principal amount of $1,800,000 recited herein, the receipt of which is hereby acknowledged, Mortgagor hereby irrevocably mortgages, assigns, conveys, warrants and grants a mortgage lien and security interest to Mortgagee (subject to the lien created by the Senior Loan Documents), in and to all of the following, whether now owned or held or subsequently acquired, created or arising:
GRANTING CLAUSE I: REAL PROPERTY
All present and future right, title, interest and estate of Mortgagor in and to that certain real property situated near the City of New Hampton, Chickasaw County, Iowa (hereinafter the “Property”) as more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference.

GRANTING CLAUSE II: BUILDINGS, IMPROVEMENTS AND INTERESTS
All right, title, interest and estate of Mortgagor now owned or hereafter acquired, in and to:
(1) All buildings, improvements, works, equipment, structures, facilities and fixtures, including but not limited to, all plumbing, heating, ventilating, electrical and other mechanical systems; water heaters and water systems; air conditioning units; sewage systems; pipes, conduits, and wiring; all interior wall, floor, window and ceiling treatments and coverings (including but not limited to any carpeting, tile, paneling, drapery or blinds); and any future additions to and improvements and betterments now or hereafter constructed upon, and all parts, accessories and accessions to and all renewals and replacements of, any of the foregoing, which are now or hereafter shall be constructed or affixed or constructively affixed to the Property or to any portion of the Property (hereinafter the “Improvements”).
(2) All easements, licenses, streets, ways, alleys, roads, passages, rights-of-way, zoning rights, strips and gores of land, waters, watercourses, and water rights (whether now owned or hereafter acquired by Mortgagor and whether arising by virtue of land ownership, contract or otherwise), of any kind and nature, relating to or in anyway appurtenant or appertaining to the Property or to any portion of the Property.
(a) Mortgagor has good, indefeasible, marketable and record title to the Property and the Improvements; and
(b) With the exception of the Permitted Encumbrances as more particularly described in Exhibit B attached hereto and incorporated herein by reference, the lien created by this Mortgage upon the Property and the Improvements and all other property included in the Mortgaged Property is a first and prior lien, free and clear of all liens, encumbrances, and exceptions.
0.1 Personalty. Mortgagor represents, warrants to and covenants with Mortgagee as follows:
(a) Mortgagor is the owner, or upon acquisition thereof, will be the owner of the personal property listed or referred to in the Granting Clauses of this Mortgage (hereinafter the “Personalty”); and
(b) Mortgagor shall not change its name or principal place of business without giving the Mortgagee at least thirty (30) days’ prior written notice thereof, which notice shall be accompanied by new financing statements executed by Mortgagor in the same form as the financing statements delivered to Mortgagee on the date hereof except for the change of name and/or address. The chief executive office and principal place of business of Mortgagor is 450 North Linn Avenue, New Hampton, Iowa 50659, and Mortgagor will not move its chief executive office or its principal place of business or operations except to such new location as Mortgagor may establish in accordance with this section 2.2(d). The originals of all documents evidencing any portion of the Mortgaged Property and the only original books of account and records of Mortgagor relating thereto are, and will continue to be, kept at such chief executive office or at such new location as Mortgagor may establish in accordance with this Section 2.2(d).

ARTICLE 1: MAINTENANCE OF MORTGAGED PROPERTY
1.1 General Maintenance. Mortgagor shall (a) maintain the Mortgaged Property at all times in good condition and repair; (b) not commit any waste of the Mortgaged Property, or, except as may be permitted by the Senior Loan Documents, remove, damage, demolish, or structurally alter any of the Improvements without the consent of Mortgagee; (c) complete promptly and in good and workmanlike manner any building, fixture, or improvement on the Property, or any portion of the Property, which may for any reason be constructed; (d) except to the extent that insurance proceeds are applied by Mortgagee to the satisfaction of the Obligations in accordance with the provisions of Article 2, restore promptly and in good and workmanlike manner any of the Improvements or any portion thereof which may for any reason be damaged or destroyed; (e) comply in all material respects at all times with all laws, ordinances, regulations, covenants and restrictions in any manner affecting the Mortgaged Property; (f) not commit or knowingly permit any act upon the Mortgaged Property in violation of law; (g) do all acts which by reason of the character or use of the Mortgaged Property may be reasonably necessary to maintain and care for the same, the specific enumeration herein not excluding the general.
ARTICLE 2: INSURANCE
2.1 Insurance. The Mortgagor agrees to insure or cause to be insured the Property and Improvements in the manner provided in the Senior Loan Documents and as per the Lump Sum Design-Build Agreement dated July 6, 2007 entered into by and between Mortgagor and Mortgagee. All proceeds of such insurance shall be applied as provided in the Senior Loan Documents.
2.2 Miscellaneous. Nothing in this paragraph shall prohibit Mortgagee from providing insurance coverage if such payments are not made as provided herein.
ARTICLE 3: OFF-SET
3.1 Off-Set. All sums payable by Mortgagor with respect to the Obligations shall be paid without notices, demand, counterclaim, set-off, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The Obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of, or any condemnation or similar taking of the Mortgaged Property or any part thereof; (b) any destruction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (c) any title defect or encumbrance or any eviction from the Mortgaged Property or any part thereof by title paramount or otherwise; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (e) any claim which Mortgagor has or might have against

Mortgagee; (f) any default or failure on the part of Mortgagee to perform or comply with any of the terms, covenants or conditions of this Mortgage or of any other agreement with Mortgagor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Except as otherwise expressly set forth in this Section 5.1, nothing contained in this Section 5.1 shall waive any claims or defenses of Mortgagor against any third parties. Nothing contained in this Section 5.1 shall be construed as prohibiting Mortgagor from pursuing any rights or remedies it may have against any person in a separate legal proceeding.
ARTICLE 4: TAXES AND IMPOSITIONS
4.1 Payment of Taxes and Impositions. Mortgagor shall pay, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes, assessments and other governmental, municipal, or other charges or impositions of any kind or nature whatsoever (including without limitation, charges and assessments on water or water stocks used on or with the Property and levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property) which are assessed or imposed upon the Mortgaged Property, or become due and payable, and which create, may create, or appear to create, a lien upon the Mortgaged Property or any portion of the Mortgaged Property, or upon any equipment or other facility of Mortgagor used in the construction, operation or maintenance of the Mortgaged Property (all of which taxes, assessments and other governmental charges of like nature are hereinafter referred to as “Impositions”); provided, however, that if, by law, any such Imposition is payable, or may at the election of the taxpayer be paid in installments, Mortgagor may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.
4.2 Evidence of Payment. Mortgagor shall, upon request, furnish Mortgagee, within ten (10) days after either (i) the date upon which such Imposition is due and payable by Mortgagor or (ii) the last date upon which installments of such Imposition may be paid by Mortgagor before any fine, penalty, interest or cost may be added thereto for nonpayment, official receipts of the appropriate taxing authority, or other proof satisfactory to Mortgagee, evidencing the payments thereof.
4.3 Right to Contest. Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate legal proceedings, but such contest shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor’s covenant to pay any such Imposition at the time and in the manner provided in Section 6.1 hereof, unless Mortgagor has given prior written notice to Mortgagee of Mortgagor’s intent to so contest or object to an Imposition, and unless, at Mortgagee’s option (a) Mortgagor shall demonstrate to Mortgagee’s satisfaction that the legal proceedings shall conclusively operate to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (b) Mortgagor shall furnish a good and sufficient undertaking and sureties as may be required or permitted by law to accomplish a stay of such proceedings.

ARTICLE 5: ADDITIONAL COVENANTS
5.1 Payment of Utilities and other Expenses. Mortgagor shall pay when due all utility charges incurred by Mortgagor for the benefit of the Mortgaged Property or which may become a charge or lien against the Mortgaged Property for gas, electricity, water or sewer services furnished to the Mortgaged Property and all assessments or charges of a similar nature, whether public or private, affecting the Mortgaged Property or any portion thereof, whether or not such assessments or charges are or may become liens thereon. The Mortgagor shall pay when due all expenses of the operation and maintenance of the Mortgaged Property including, but without limitation, insurance thereon and insurance against all liability for injury to persons or property arising from the operation thereof.
5.2 Defense of Title. Mortgagor has and shall preserve good and marketable fee title to the Property.
5.3 Performance in Mortgagor’s Stead. Should Mortgagor fail to make any payment or to do any act as provided in this Mortgage, then Mortgagee, but without any obligation to do so, and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof, may: Make or do the same in such manner and to such extent as either may deem necessary to protect the security hereof (Mortgagee being authorized to enter upon the Mortgaged Property for such purposes); commence, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee; pay, purchase, contest, or compromise any encumbrance, charge or lien which in the judgment of either appears to be superior to the lien of this Mortgage; and in exercising any such powers, incur any liability, expend such reasonable amounts as Mortgagee may deem necessary therefor, including cost of evidence of title, employment of attorneys, and payment of attorney fees and costs.
5.4 No Removal of Fixtures. Mortgagor shall not, during the existence of this Mortgage and without the written consent of Mortgagee, remove from the Property or the Improvements, any fixture, structure, or other improvement at any time affixed or constructively affixed to the Property or the Improvements or any portion thereof, or any Personalty, except in the ordinary course of Mortgagor’s business which does not diminish the value or operation of the Property.
ARTICLE 6: CONDEMNATION AWARDS
If the Mortgaged Property or any portion thereof should be taken or damaged by reason of any public improvement or condemnation proceeding, or in any purchase in lieu thereof, Mortgagee or Mortgagor shall be entitled to all compensation, awards, and other payments or relief therefor payable to Mortgagor as provided in the Senior Loan Documents. Mortgagor shall promptly give notice to Mortgagee of any condemnation proceeding or any taking for public improvement.
ARTICLE 7: DUE ON SALE
7.1 Right to Accelerate. Notwithstanding anything to the contrary in Section 9.1 hereof, in the event the Mortgagor shall either sell, convey or alienate the Mortgaged Property, or any part thereof, or any interest therein, in any manner, whether voluntarily or involuntarily, in each case without the express written permission of Mortgagee first had and obtained, then such transfer shall be an Event of Default, and all obligations secured by this Mortgage, irrespective of the maturity date, at the option of Mortgagee and without demand or notice, shall immediately become due and payable.

ARTICLE 8: GENERAL PROVISIONS
8.1 Notices. All notices, certificates or other communications hereunder shall be given to all parties identified below, shall be in writing (except as otherwise expressly provided herein) and shall be sufficiently given and shall be deemed given when delivered by hand delivery, telegram or facsimile or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or delivery by reputable private courier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Notices shall be deemed given when mailed as provided herein; provided, notices to the Mortgagee shall be effective only upon receipt. All parties identified below may, by written notice given by each to the others, designate any address or addresses to which notices, certificates or other communications to them shall be sent when required as contemplated by this Mortgage. Any notice, certificate, report, financial statement or other communication properly provided by legal counsel on behalf of any party hereunder shall be deemed properly provided by the party represented by such counsel. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

If to Mortgagor:	Homeland Energy Solutions, LLC Attn: Stephen Eastman 951 North Linn Avenue New Hampton, Iowa 50659

with a copy to:	Thomas D. Johnson 666 Grand Avenue, Suite 2000 Des Moines, Iowa, 50309

If to Mortgagee:	Fagen, Inc. Attn: Jennifer Johnson 501 W Highway 212 P.O. Box 159 Granite Falls, Minnesota 56241
8.2 Severability. If any provision of this Mortgage shall be held or deemed to be or shall, in fact, be illegal, inoperative, or unenforceable, the same shall not affect any other provision or provisions contained in this Mortgage or render the same invalid, inoperative, or unenforceable to any extent whatever.
8.3 Amendments, Changes, and Modifications. This Mortgage may not be amended, changed, modified, altered, or terminated without the written consent of Mortgagee.

8.4 Governing Law. This Mortgage shall be governed exclusively by and construed in accordance with the applicable laws of the State of Iowa, without giving effect to its conflict of laws principles.
8.5 Interpretation. Whenever the context shall include the singular, the whole shall include any part thereof, and any gender shall include both other genders. The section headings contained in this Mortgage are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provisions hereof.
8.6 Binding Effect. This Mortgage shall be binding upon Mortgagor and its successors and assigns. This Mortgage shall inure to the benefit of Mortgagee, and Mortgagee’s successors and assigns.
8.7 Access. Mortgagee’s authorized agents and representatives, are hereby authorized and shall have the right, at all reasonable times during the existence of this Mortgage and upon reasonable notice to Mortgagor which need not be in writing and need not be given in the event of an emergency or if there exists an Event of Default, to enter upon the Mortgaged Property or any portion of the Mortgaged Property for the purpose of inspecting the Mortgaged Property or for the purpose of performing any of the acts that Mortgagee is authorized under this Mortgage to perform.
8.8 Heirs, Successors, Etc., Definitions. This Mortgage shall apply to, inure to the benefit of, and bind all parties hereto, their heirs, legatees, devisees, administrators, executors, successors and assigns. All obligations of Mortgagor hereunder are joint and several. In this Mortgage, whenever the context so requires, the masculine gender includes both the feminine and neuter, and the singular number includes the plural.
8.9 Agricultural Purposes; Homestead Waiver. The Property is not used for agricultural purposes as defined in Section 535.13 Iowa Code. The Property is not a homestead, and Mortgagor waives any homestead rights now or hereafter accruing in the Property.
ARTICLE 9: EVENTS OF DEFAULT AND REMEDIES
9.1 Events of Default. The occurrence and continuance of any one of the following shall constitute an event of default (herein referred to as an “Event of Default”):
(a) Except as provided otherwise in Section 9.1(b), failure by Mortgagor to observe and perform any of the terms, covenants, or conditions to be observed or performed by Mortgagor contained in this Mortgage for a period of thirty (30) days after written notice, by registered or certified mail, specifying such failure and requesting that it be remedied, given to Mortgagor by Mortgagee, or for such longer period as the Mortgagor and Mortgagee may agree to in writing; provided that if the failure is other than the payment of money, is of such nature that it can be corrected but not within the applicable day period and any extension of such cure period shall not adversely effect the Mortgagee, such failure shall not constitute an Event of Default so long as Mortgagor institutes curative action within the applicable period and diligently pursues such action to completion within sixty (60) days after written notice;

(b) If Mortgagor shall fail to make any payment due and payable under the terms of the Mortgage and such failure should continue for a period of more than ten (10) Business Days;
(c) Any representation or warranty of Mortgagor contained in this Mortgage shall prove at any time to be, in any material respect, incorrect or misleading as of the date made.
9.2 Acceleration; Notice. Time is of the essence hereof. Upon the occurrence of any Event of Default under this Mortgage, at Mortgagee’s option and in addition to any other remedy Mortgagee may have under this Mortgage, Mortgagee may declare all sums secured hereby immediately due and payable and elect its remedies hereunder.
9.3 Remedies. Upon an Event of Default, Mortgagee, may institute foreclosure proceedings or take any other action at law or in equity to enforce this Mortgage and realize on the security provided hereby.
9.4 Surrender of Possession. Mortgagor shall surrender possession of the Mortgaged Property to the purchaser immediately after foreclosure, sheriff’s sale, and the expiration of any applicable redemption period provided for under the laws of the State of Iowa, in the event such possession has not previously been surrendered by Mortgagor.
9.5 Fixture Filing. Upon its recording in the real property records, this Mortgage shall be effective as a financing statement filed as a fixture filing. The Mortgagor is the record owner of the real estate covered by such fixture filing. In addition, a carbon, photographic or other reproduced copy of this Mortgage and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder. Certain UCC-1 financing statement information is set forth on Exhibit “C” attached hereto and incorporated herein.
9.6 Appointing a Receiver.
(a) If an Event of Default has occurred and is continuing, regardless of the adequacy of Mortgagee’s security, without regard to Mortgagor’s solvency and without the necessity of giving prior notice (oral or written) to Mortgagor, Mortgagee may apply to any court having jurisdiction for the appointment of a receiver for the Mortgaged Property. If Mortgagee elects to seek the appointment of a receiver for the Mortgaged Property at any time after an Event of Default has occurred and is continuing, Mortgagor, by its execution of this Mortgage, expressly and irrevocably consents to the appointment of such receiver.
(b) Any entering upon and taking of control of the Mortgaged Property by the receiver, shall not cure or waive any Event of Default or invalidate any other right or remedy of Mortgagee under applicable law or provided for in this Mortgage.

9.8 No Remedy Exclusive. No remedy conferred upon or reserved to Mortgagee under this Mortgage shall be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage now or hereafter existing at law or in equity or by statute. No delay or failure to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.
9.7 Rights Upon Default. In entering into the transactions contemplated by this Mortgage, Mortgagee has relied upon the rights available to Mortgagee under this Mortgage upon the occurrence of an Event of Default, including, but not limited to, the rights to accelerate the payment of any and all amounts secured by this Mortgage, and the right to foreclose this Mortgage.
9.8 Partial Release of Property. Mortgagee may release from the lien of this Mortgage portions of the Property without affecting the lien of this Mortgage on the remaining Property.
IN WITNESS WHEREOF, this Mortgage has been executed the date and year first above written.

MORTGAGOR: HOMELAND ENERGY SOLUTIONS, LLC an Iowa limited liability company
By:
Stephen Eastman, President

STATE OF IOWA	)	:ss.
COUNTY OF	)

On this       day of                     , 2008, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Stephen Eastman, to me personally known, who being by me duly sworn did say that the person is the president of Homeland Energy Solutions, LLC, an Iowa limited liability company, executing the foregoing instrument, that the instrument was signed on behalf of the limited liability company by authority of the limited liability company’s members; and that Stephen Eastman as that officer acknowledged execution of the instrument to be the voluntary act and deed of the limited liability company and limited partnership by it and by the officer voluntarily executed.

NOTARY PUBLIC

EXHIBIT “A”
REAL PROPERTY DESCRIPTION
See attached

A-1

EXHIBIT “B”
PERMITTED ENCUMBRANCES
1.	Mortgage dated granted by the Mortgagor in favor of , securing indebtedness in the amount of $ .

2.	Easements and restrictive covenants of record.

3.	Taxes and Special Assessments.

4.	Zoning restrictions, ordinances and governmental restrictions.
[Additional items to be added per title commitment]

B-1

EXHIBIT “C”
FINANCING STATEMENT INFORMATION

The Secured Party is:	Fagen, Inc.
501 W. Highway 212
P.O. Box 159
Granite Falls, Minnesota 56241

The Debtor is:	Homeland Energy Solutions, LLC
951 North Linn Avenue
New Hampton, Iowa 50659
The Collateral is the Personal Property (including all fixtures) described in the Granting Clauses set forth in the body of the Mortgage.

C-1